Exhibit 4.25

THIS BOND IS SUBJECT TO AN INVESTMENT LETTER AGREEMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE TERMS OF SUCH INVESTMENT LETTER AGREEMENT.

DEVELOPMENT AUTHORITY OF GORDON COUNTY TAXABLE REVENUE BOND (MASLAND CARPETS, LLC REAL ESTATE PROJECT), SERIES 2012B

$6,300,000

FOR VALUE RECEIVED, the Development Authority of Gordon County (hereinafter referred to as the "**Borrower**") promises to pay, but only from the source as hereinafter provided, to the order of Masland Carpets, LLC (hereinafter referred to as the "**Lender**") at the Lender's office located in Dalton, Georgia, or at such other place as the holder hereof may designate, the principal sum of $6,300,000, or so much thereof as shall have been advanced hereagainst and shall be outstanding, together with interest on so much of the principal balance of this Bond as may be outstanding and unpaid from time to time, calculated at the rate or rates per annum indicated below.

The unpaid principal balance of this Bond shall bear interest at a rate per annum equal to six percent (6.00%), calculated on the basis of a 360-day year and actual days elapsed.

Accrued interest on this Bond shall compound annually on each December 1 until the maturity date of this Bond. The compounded amount (which consists of the principal balance of and accrued interest on this Bond) of this Bond shall be due and payable on December 1, 2022.

The Borrower may prepay the compounded amount of this Bond in whole or in part at any time without premium or penalty.

This Bond constitutes the Borrower's Taxable Revenue Bond (Masland Carpets, LLC Real Estate Project), Series 2012B issued under and pursuant to and is entitled to the benefits and subject to the conditions of a Loan and Security Agreement, dated this date (the "**Loan Agreement**"), between the Borrower and the Lender, to which Loan Agreement reference is hereby made for a description of the circumstances under which principal shall be advanced under this Bond.

The obligation of the Borrower to make the payments required to be made under this Bond and to perform and observe any and all of the other covenants and agreements on its part contained herein shall be a limited obligation of the Borrower, payable solely from funds pledged by the Loan Agreement, and shall be absolute and unconditional irrespective of any defense or any rights of setoff, counterclaim, or recoupment, except for payment, it may otherwise have against the Lender.

THIS BOND SHALL NEVER CONSTITUTE AN INDEBTEDNESS, DEBT, OR GENERAL OBLIGATION OF THE STATE OF GEORGIA, GORDON COUNTY, GEORGIA, OR ANY OTHER POLITICAL SUBDIVISION OF THE STATE OF GEORGIA, WITHIN THE MEANING OF ANY CONSTITUTIONAL PROVISION OR STATUTORY DEBT LIMITATION WHATSOEVER, NOR A PLEDGE OF THE FAITH AND CREDIT OR TAXING POWER OF ANY OF THE FOREGOING, NOR SHALL ANY OF THE FOREGOING BE SUBJECT TO ANY PECUNIARY LIABILITY HEREON. THE BORROWER HAS NO TAXING POWER. THIS BOND SHALL NOT BE PAYABLE FROM NOR A CHARGE UPON ANY FUNDS OTHER THAN THE FUNDS PLEDGED BY THE LOAN AGREEMENT AND SHALL BE A LIMITED OR SPECIAL OBLIGATION OF THE BORROWER PAYABLE SOLELY FROM SUCH FUNDS PLEDGED BY THE LOAN AGREEMENT. NO OWNER OF THIS BOND SHALL EVER HAVE THE RIGHT TO COMPEL THE EXERCISE OF THE TAXING POWER OF THE STATE OF GEORGIA, GORDON COUNTY, GEORGIA, OR ANY OTHER POLITICAL SUBDIVISION OF THE STATE OF GEORGIA TO PAY THE PRINCIPAL OF THIS BOND OR THE INTEREST OR ANY PREMIUM HEREON, OR TO ENFORCE PAYMENT HEREOF AGAINST ANY PROPERTY OF THE FOREGOING, NOR SHALL THIS BOND CONSTITUTE A CHARGE, LIEN, OR ENCUMBRANCE, LEGAL OR EQUITABLE, UPON ANY PROPERTY OF THE FOREGOING. NEITHER THE MEMBERS OF THE GOVERNING BODY OF THE BORROWER NOR ANY PERSON EXECUTING THIS BOND SHALL BE LIABLE PERSONALLY ON THIS BOND BY REASON OF THE ISSUANCE HEREOF.

In case this Bond is collected by or through an attorney-at-law, all costs of such collection incurred by the Lender, including reasonable attorney's fees actually incurred, shall be paid by the Borrower.

Time is of the essence of this Bond. Demand, presentment, notice, notice of demand, notice for payment, protest, and notice of dishonor are hereby waived by each and every maker, guarantor, surety, and other person or entity primarily or secondarily liable on this Bond. The Lender shall not be deemed to waive any of its rights under this Bond unless such waiver be in writing and signed by the Lender. No delay or omission by the Lender in exercising any of its rights under this Bond shall operate as a waiver of such rights, and a waiver in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion.

This Bond shall be governed by and construed and enforced in accordance with the laws of the State of Georgia (without giving effect to its conflicts of law rules). Whenever possible, each provision of this Bond shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Bond shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Bond.

Words importing the singular number hereunder shall include the plural number and vice versa, and any pronoun used herein shall be deemed to cover all genders. The word "Lender" as used herein shall include transferees, successors, and assigns of the Lender, and all rights of the Lender hereunder shall inure to the benefit of its transferees, successors, and assigns. All obligations of the Borrower hereunder shall bind the Borrower's successors and assigns.

SIGNED, SEALED, AND DELIVERED by the undersigned Borrower as of the 26th day of December 2012.

DEVELOPMENT AUTHORITY OF GORDON COUNTY

By: ______________________
Chairman

ATTEST:

____
Secretary

VALIDATION CERTIFICATE

STATE OF GEORGIA

COUNTY OF GORDON

The undersigned Clerk of the Superior Court of Gordon County, State of Georgia, does hereby certify that the within bond and the security therefor was validated and confirmed by judgment of the Superior Court of Gordon County, rendered on the 20th day of December 2012, in the case of State of Georgia vs. Development Authority of Gordon County and Masland Carpets, LLC, Civil Action File No. 12CV61268, that no intervention or objection was filed opposing the validation of the within bond and the security therefor, and that no appeal of such judgment of validation has been taken.

IN WITNESS WHEREOF, the undersigned has hereunto executed this certificate by his manual signature and has impressed hereon the official seal of the Superior Court of Gordon County.

CLERK SUPERIOR COURT GORDON COUNTY, GA SEAL [SEAL]

Clerk, Superior Court of Gordon County